UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 29, 2012

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On May 29, 2012, Aehr Test Systems (the "Company") entered into the First Amendment to Loan and Security Agreement (the "Domestic Amendment") with Silicon Valley Bank (the "Lender") which amends the Loan and Security Agreement dated as of August 25, 2011 (as amended, the “Domestic Agreement”) with Lender, and the First Amendment to Export-Import Bank Loan and Security Agreement (the “Exim Amendment”) with Lender which amends the Export-Import Bank Loan and Security Agreement dated as of August 25, 2011 (as amended, the “Exim Agreement” and together with the Domestic Agreement, the “Loan Agreements”) with Lender.

Pursuant to the Domestic Amendment, the Company increased its borrowing capacity under the Loan Agreements to allow the Company to borrow up to 80% of the facility amount of $2,500,000, or $2,000,000, under a revolving line of credit, subject to certain borrowing base formulas based on eligible domestic accounts receivable, eligible foreign accounts receivable and eligible export-related inventory.  Pursuant to the Exim Amendment, the sublimit for foreign accounts receivable was increased to $1,800,000 and the sublimit for eligible inventory was increased to $1,080,000.   In addition, pursuant to both the Domestic Amendment and the Exim Amendment, any principal and interest on advances made under the loan facility while the Company is “Borrowing Base Eligible” (as defined in the Domestic Agreement) will mature on August 23, 2013.

The foregoing description of the Domestic Amendment and the Exim Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Domestic Amendment and the Exim Amendment, copies of which are attached hereto as Exhibit 10.1  and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Loan and Security Agreement dated May 29, 2012 by and between Aehr Test Systems and Silicon Valley Bank.
10.2	First Amendment to Export-Import Bank Loan and Security Agreement dated May 29, 2012 by and between Aehr Test Systems and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

By:	/s/ GARY L. LARSON
Gary L. Larson
Vice President of Finance and
Chief Financial Officer

Date:  June 4, 2012

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